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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS CONSENT

         We consent to the incorporation by reference in the Registration Statements (No. 33-62116), (No. 33-56195) on Form S-3 and (No. 33-681400), (No.
2-67954), (No. 2-84789), (No. 33-57621), (No. 33-57625) on Form S-8 of Kirby
Corporation and consolidated subsidiaries of our report dated February 3, 2000, relating to the consolidated balance sheets of Kirby Corporation and consolidated subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report on Form 10-K of Kirby Corporation.

                                                              KPMG LLP





Houston, Texas
March 8, 2000